Exhibit 77C
          Kemper Strategic Income Fund
          Form N-SAR for the period ended 05/31/98
          File No. 811-8382


          A special meeting of Registrant's shareholders was held on December 3, 1997. Votes regarding the items submitted to shareholder vote are set forth below.

          Item 1:  Election of Members to the Board

                   Daniel Pierce

                       Vote             Number
                       ----             -----------
                       FOR                2,580,956
                       WITHHELD              11,792

                   Edmond D. Villani

                       Vote             Number
                       ----             -----------
                       FOR                2,580,849
                       WITHHELD              11,899


          Item 2:  Selection of Independent Auditors

                       Vote             Number
                       ----             -----------
                       FOR                2,563,799
                       AGAINST               13,619
                       ABSTAIN               15,330

          Item 3:  New Investment Management Agreement

                       Vote             Number
                       ----             -----------
                       FOR                2,471,239
                       AGAINST              121,509